EXHIBIT 4.3





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                      TRUST SECURITIES GUARANTEE AGREEMENT

                       ABN AMRO CAPITAL FUNDING TRUST VI

                         Dated as of September 30, 2003


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                               TABLE OF CONTENTS
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                                                                           PAGE
                                                                           ----

                                   ARTICLE 1
                        DEFINITIONS AND INTERPRETATIONS

Section 1.01.  Definitions and Interpretations.................................2

                                   ARTICLE 2
                              TRUST INDENTURE ACT

Section 2.01.  Trust Indenture Act; Application................................7
Section 2.02.  Lists of Holders of Securities..................................7
Section 2.03.  Reports by the Guarantee Trustee................................8
Section 2.04.  Periodic Reports to Guarantee Trustee...........................8
Section 2.05.  Evidence of Compliance with Conditions Precedent................8
Section 2.06.  Events of Default; Waiver.......................................8
Section 2.07.  Event of Default; Notice........................................9
Section 2.08.  Rights of Holders...............................................9
Section 2.09.  Conflicting Interests...........................................9
Section 2.10.  Guarantee Trustee May File Proofs Of Claims.....................9

                                   ARTICLE 3
                 POWERS, DUTIES AND RIGHTS OF GUARANTEE TRUSTEE

Section 3.01.  Powers, Duties and Rights of Guarantee Trustee.................10
Section 3.02.  Certain Rights of Guarantee Trustee............................11
Section 3.03.  Not Responsible for Recitals or Issuance of Guarantee..........13

                                   ARTICLE 4
                               GUARANTEE TRUSTEE

Section 4.01.  Guarantee Trustee; Eligibility.................................14
Section 4.02.  Appointment, Removal and Resignation of  Guarantee Trustee.....14

                                   ARTICLE 5
                                   GUARANTEE

Section 5.01.  Guarantee......................................................15
Section 5.02.  Delivery of Guarantor Certificate; Distributions Deemed
               Declared.......................................................16
Section 5.03.  Waiver of Notice and Demand....................................18
Section 5.04.  Obligations Not Affected.......................................18
Section 5.05.  Action Against Guarantor.......................................19


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Section 5.06.  Independent Obligations........................................19
Section 5.07.  Taxes..........................................................19
Section 5.08.  Article 6:251 of DCC...........................................20
Section 5.09.  Article 6:253 of DCC...........................................20

                                   ARTICLE 6
                      LIMITATION OF TRANSACTIONS; RANKING

Section 6.01.  Limitation of Transactions.....................................21
Section 6.02.  Ranking........................................................22

                                   ARTICLE 7
                                  TERMINATION

Section 7.01.  Termination....................................................23

                                   ARTICLE 8
                                INDEMNIFICATION

Section 8.01.  Exculpation....................................................24
Section 8.02.  Indemnification................................................24

                                   ARTICLE 9
                                 MISCELLANEOUS

Section 9.01.  Successors and Assigns.........................................24
Section 9.02.  Amendments.....................................................24
Section 9.03.  Judgment Currency Indemnity....................................25
Section 9.04.  Assignment of the Guarantor....................................26
Section 9.05.  Notices........................................................26
Section 9.06.  Governing Law..................................................27
Section 9.07.  Jurisdiction...................................................27

EXHIBIT A   Guarantor's Officers' Certificate                                A-1
EXHIBIT B   Initial Holders List                                             B-1


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                            CROSS-REFERENCE TABLE(1)

Section of Trust Indenture Act                                     Section of
of 1939, as amended                                                 Guarantee
310(a).....................................................          4.01(a)
310(b).....................................................       2.09, 4.01(c)
310(c).....................................................       Inapplicable
311(a).....................................................          2.02(b)
311(b).....................................................          2.02(b)
311(c).....................................................       Inapplicable
312(a).....................................................          2.02(a)
312(b).....................................................          2.02(b)
313........................................................           2.03
314(a).....................................................           2.04
314(b).....................................................       Inapplicable
314(c).....................................................           2.05
314(d).....................................................       Inapplicable
314(f).....................................................       Inapplicable
315(a).....................................................     3.01(c), 3.01(d)
315(b).....................................................           2.07
315(c).....................................................          3.01(c)
315(d).....................................................          3.01(d)
316(a).....................................................           2.08

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     1 This Cross-Reference Table does not constitute part of the Guarantee and shall not affect the interpretation of any of its terms or provisions.

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         This TRUST SECURITIES GUARANTEE AGREEMENT (the "Guarantee") dated as of September 30, 2003, is executed and delivered by ABN AMRO HOLDING N.V., a public limited liability company incorporated under the laws of The Netherlands (the "Guarantor"), ABN AMRO NORTH AMERICA HOLDING COMPANY, ABN AMRO INCORPORATED, ABN AMRO FINANCIAL SERVICES, INC., BANC OF AMERICA SECURITIES LLC, CHARLES SCHWAB & CO., INC., RAYMOND JAMES & ASSOCIATES, INC., U.S. BANCORP PIPER JAFFRAY INC. and WELLS FARGO SECURITIES, LLC (collectively, the "Initial Holders") and BNY MIDWEST TRUST COMPANY, an Illinois trust company, as trustee (the "Guarantee Trustee"), for the benefit of the Initial Holders and any subsequent Holders (as defined herein) from time to time of the Trust Securities (as defined herein) of ABN AMRO Capital Funding Trust VI, a Delaware statutory trust (the "Issuer" or the "Trust").

         WHEREAS, pursuant to the amended and restated trust agreement, dated as of September 30, 2003, among the trustees of the Issuer named therein, the sponsor of the Issuer named therein, the Guarantor and the holders from time to time of undivided beneficial interests in the assets of the Issuer, as amended from time to time (the "Trust Agreement"), the Issuer is issuing on the date hereof 8,000,000 Non-cumulative Guaranteed Trust Preferred Securities, having an aggregate liquidation amount of $200,000,000, designated the 6.25% Non-cumulative Guaranteed Trust Preferred Securities, and may issue up to an additional 1,200,000 such securities pursuant to an over-allotment option (the "Trust Preferred Securities") and the 6.25% Trust Common Securities (the "Trust Common Securities" and together with the Trust Preferred Securities, the "Trust Securities"); and

         WHEREAS, as incentive for the Initial Holders and any subsequent Holders from time to time to purchase the Trust Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Guarantee, to pay to the Initial Holders and any subsequent Holders from time to time of the Trust Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the purchase by each Initial Holder and any subsequent Holders from time to time of Trust Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee for the benefit of the Initial Holders and any subsequent Holders from time to time.


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                                   ARTICLE 1
                        DEFINITIONS AND INTERPRETATIONS

         Section 1.01. Definitions and Interpretations. In this Guarantee, unless the context otherwise requires:

         (a) capitalized terms used in this Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.01;

         (b) a term defined anywhere in this Guarantee has the same meaning throughout;

         (c) all references to "the Guarantee" or "this Guarantee" are to this Guarantee as modified, supplemented or amended from time to time;

         (d) all references in this Guarantee to Articles and Sections are to Articles and Sections of this Guarantee, unless otherwise specified; and

         (e) a reference to the singular includes the plural and vice versa.

         "AANAH" means ABN AMRO North America Holding Company, a wholly-owned indirect subsidiary of ABN AMRO Holding N.V.

         "Additional Amounts" means an amount paid as further Distributions in order that the net amounts received by the Holders of the Trust Securities after withholding or deduction of any Relevant Tax required by law equal the amount which would have been received in respect of the Trust Securities in the absence of such withholding or deduction, except that no Additional Amounts are payable to a Holder of Trust Securities (or to a third party on the Holder's behalf) with respect to any Trust Securities (i) to the extent that such Relevant Tax is imposed or levied by virtue of such Holder (or the beneficial owner of such Trust Securities) having some connection with the Relevant Jurisdiction, other than being a Holder (or beneficial owner) of such Trust Securities, (ii) to the extent that such Tax is imposed or levied by virtue of such Holder (or beneficial owner) not having made a declaration of non-residence in, or other lack of connection with, the Relevant Jurisdiction or any similar claim for exemption, if the Guarantor or its agent has provided the beneficial owner of such Trust Security or its nominee with at least 60 days' prior written notice of an opportunity to make such a declaration or claim, or (iii) where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of June 3, 2003 or any law implementing or complying with, or introduced in order to conform to, or substantially similar to such Directive.


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         "Administrative Action" means any judicial decision, official administrative pronouncement, published or private ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to adopt such procedures or regulations).

         "Affiliate" means, with respect to any specified person, any other person that directly or indirectly controls or is controlled by, or is under common control with, such specified person.

         "Authorized Officer" of a Person means any Person that is authorized to bind such Person.

         "Bank" means ABN AMRO Bank N.V., a public limited liability company incorporated under the laws of The Netherlands.

         "Company" means ABN AMRO Capital Funding LLC VI.

         "Company Common Securities" means the voting common securities representing ownership interests in the Company.

         "Company Preferred Securities" means the 6.25% Non-cumulative Guaranteed Company Preferred Securities representing ownership interests in the Company.

         "Company Preferred Securities Guarantee" means the guarantee dated as of September 30, 2003, executed and delivered by ABN AMRO Holding N.V., as guarantor, BNY Midwest Trust Company, as the property trustee, and BNY Midwest Trust Company, as guarantee trustee, for the benefit of the initial holders and the subsequent holders from time to time of the Company Preferred Securities of ABN AMRO Capital Funding LLC VI.

         "Company Securities" means the Company Preferred Securities and the Company Common Securities.

         "Contingent Guarantee" means the contingent guarantee agreement among the Guarantor, the Company and BNY Midwest Trust Company (as Guarantee Trustee) relating to the Company Preferred Securities dated September 30, 2003.

         "Corporate Trust Office" means the principal trust office of the Guarantee Trustee at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof is located at 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602, Attention: Corporate Finance Group.

         "Covered Person" means any Holder or beneficial owner of Trust Securities.


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         "Distributions" means cash income distributions with respect to the
Trust Securities.

         "Distribution Date" means the last day of each of March, September, June and September of each year.

         "Distribution Period" means each period beginning on the date of original issuance of the Trust Securities or on a Distribution Date and ending on the day that precedes the next succeeding Distribution Date.

         "Distribution Rate" means 6.25% per annum.

         "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Guarantee.

         "Euronext" means the Official Segment of Euronext Amsterdam N.V.'s Stock Market.

         "Guarantee Trustee" means BNY Midwest Trust Company, until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee by executing a counterpart hereof and becoming a party hereto, and thereafter means each such Successor Guarantee Trustee.

         "Holder" shall mean any Initial Holder or subsequent holder, as registered on the books and records of the Issuer, of any Trust Security; provided, however, that, in determining whether the holders of the requisite percentage of Trust Securities have given any request, notice, consent or waiver hereunder "Holder" shall not include the Guarantor or any Affiliate of the Guarantor.

         "Indemnified Person" means the Guarantee Trustee, any Affiliate of the Guarantee Trustee, or any officer, director, shareholder, member, partner, employee, representative, nominee, custodian or agent of the Guarantee Trustee.

         "Initial Intercompany Security" means the 6.375% Intercompany Security issued by the Bank.

         "Intercompany Securities" means the Initial Intercompany Security and, upon maturity or redemption thereof, any successor intercompany securities that will constitute the assets of the Company.

         "Investment Company Event" means that the Guarantor shall have requested and received an opinion of a nationally recognized U.S. law firm experienced in such matters to the effect that there is more than an insubstantial risk that the Trust is or will be considered an "investment company" within the meaning of the U.S. Investment Company Act of 1940, as amended from time to time, or any successor legislation (the "1940 Act"), as a result of (i) any judicial decision, any pronouncement or interpretation (irrespective of the manner made


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known), the adoption or amendment of any law, rule or regulation, any notice or announcement (including any notice or announcement of intent to adopt such rule or regulation) by any U.S. legislative body, court, governmental agency or regulatory authority after the date hereof or (ii) any change after the date hereof in the laws of The Netherlands relating to the enforceability of the Guarantee thereunder, as confirmed in an opinion of a nationally recognized Dutch law firm experienced in such matters.

         "Majority in liquidation amount of the Trust Securities" means, except as provided by the Trust Indenture Act, a vote by Holder(s) of Trust Securities, voting as a class, of more than 50% of the liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all Trust Securities.

         "Officers' Certificate" means, with respect to any Person, a certificate signed by two Authorized Officers of such Person.

         "Ordinary Shares" means the ordinary shares of the Guarantor, any other shares of the Guarantor's capital stock ranking junior to the Parity Preferred Shares, if any and any guarantees of the Guarantor ranking junior to the Parity Guarantees and this Guarantee.

         "Parity Guarantee" means any guarantee issued by the Guarantor of any preferred securities, preferred or preference shares or any other securities that qualify as Tier 1 capital for the Guarantor issued by any subsidiary of the Guarantor, if such guarantee ranks pari passu with the Guarantor's obligations under this Guarantee.

         "Parity Preferred Shares" means the most senior ranking preferred or preference shares or other securities that qualify as Tier 1 capital issued by the Guarantor.

         "Parity Securities" means, collectively, the Parity Guarantees, the Parity Preferred Shares and the Parity Subsidiary Securities.

         "Parity Subsidiary Securities" means any securities issued by a subsidiary of the Guarantor guaranteed by the Guarantor under a Parity Guarantee.

         "Perpetual Non-Cumulative Capital Securities" means the perpetual non-cumulative capital securities into which the Trust Preferred Securities shall be exchanged upon a "Regulatory Event" as described in the Prospectus Supplement dated September 25, 2003.

         "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited


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liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

         "Qualified Subsidiaries" means one or more subsidiaries of the Guarantor, the Bank or AANAH which are deemed to be a "company controlled by the parent company" under Rule 3a-5, as amended, of the 1940 Act.

         "Relevant Jurisdiction" means The Netherlands and, during any period any Intercompany Security other than the Initial Intercompany Security is outstanding, the jurisdiction of residence of any obligor on any such Intercompany Security.

         "Relevant Tax" means any present or future taxes, duties, assessments or governmental charges of whatever nature, imposed or levied by or on behalf of any Relevant Jurisdiction or any authority therein or thereof having the power to tax.

         "Responsible Officer" means, with respect to the Guarantee Trustee, any officer within the Corporate Trust Office of the Guarantee Trustee, including any vice president, any assistant vice president, any secretary, any assistant secretary, the treasurer, any assistant treasurer or other officer of the Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

         "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.01.

         "Tax Event" means the receipt by the Guarantor or any of its Affiliates of an opinion of a nationally recognized law firm or other tax adviser in the United States or The Netherlands, as appropriate, experienced in such matters, to the effect that, as a result of (i) any amendment to, or clarification of, or change (including any announced prospective change) in, the laws or treaties (or any regulations promulgated thereunder) of the United States or The Netherlands or any political subdivision or taxing authority thereof or therein affecting taxation, (ii) any Administrative Action or (iii) any amendment to, clarification of, or change in the official position or the interpretation of such Administrative Action or any interpretation or pronouncement that provides for a position with respect to such Administrative Action that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental authority or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification or change is effective, or which pronouncement or decision is announced, on or after the date of issuance of the Company Securities or the Trust Securities, there is more than an insubstantial risk that (A) the Trust or the Company will be subject to more than a de minimis amount of taxes, duties or other governmental charges;


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(B) the Guarantor or the Bank is or will be required to pay any additional amounts in respect of any taxes, duties or other governmental charges with respect to payments of interest or principal on the Intercompany Securities or with respect to any payments on the Trust Preferred Securities or the Perpetual Non-Cumulative Capital Securities or hereunder or under the Company Preferred Securities Guarantee Agreement, or (C) the Company is or will be required to pay any additional amounts in respect of any taxes, duties or other governmental charges with respect to payments of dividends on the Company Preferred Securities or the Trust is or will be required to pay any additional amounts in respect of any taxes, duties or other governmental charges with respect to distributions on the Trust Preferred Securities.

         "Trust Indenture Act" means the U.S. Trust Indenture Act of 1939, as amended.

         "Trust Special Redemption Event" means (i) a Tax Event or (ii) an Investment Company Event, in each case, solely with respect to the Trust.

                                   ARTICLE 2
                              TRUST INDENTURE ACT

         Section 2.01. Trust Indenture Act; Application. (a) This Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Guarantee and shall, to the extent applicable, be governed by such provisions. A term defined in the Trust Indenture Act has the same meaning when used in this Guarantee, unless otherwise defined in this Guarantee or unless the context otherwise requires.

         (b) If and to the extent that any provision of this Guarantee limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

         Section 2.02. Lists of Holders of Securities. (a) The Guarantee Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Trust Securities. If the Guarantee Trustee is not the Registrar, the Guarantor shall furnish to the Guarantee Trustee quarterly on or before the last day of March, June, September, and December in each year, and at such other times as the Guarantee Trustee may request in writing, a list, in such form and as of such date as the Guarantee Trustee may reasonably require, containing all the information in the possession or control of the Registrar, the Guarantor or any of its paying agents other than the Guarantee Trustee as to the names and addresses of Holders of Trust Securities.

         (b) The Guarantee Trustee shall comply with its obligations under Sections 311(a), 311(b) and 312(b) of the Trust Indenture Act.


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         Section 2.03. Reports by the Guarantee Trustee. Within 60 days after
May 15 of each year, the Guarantee Trustee shall provide to the Holders of the Trust Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

         Section 2.04. Periodic Reports to Guarantee Trustee. The Guarantor shall provide to the Guarantee Trustee such documents, reports and information as required by Section 314 (if any) and the compliance certificate required by
Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act. Delivery of such reports, information and documents to the Guarantee Trustee is for informational purposes only and the Guarantee Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Guarantor's compliance with any of its covenants hereunder (as to which the Guarantee Trustee is entitled to rely exclusively on Officers' Certificates).

         Section 2.05. Evidence of Compliance with Conditions Precedent. The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to
Section 314 (c) (1) may be given in the form of an Officers' Certificate and shall include:

         (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definition relating thereto;

         (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

         (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

         Section 2.06. Events of Default; Waiver. The Holders of a Majority in liquidation amount of the Trust Securities may, by vote, on behalf of the Holders of all of the Trust Securities, waive any past Event of Default and its consequences except an Event of Default in respect of a covenant or provision hereof which cannot be modified or amended without the consent of each Holder of Trust Securities. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been


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cured, for every purpose of this Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

         Section 2.07. Event of Default; Notice. (a) The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders of the Trust Securities, notices of all Events of Default actually known to a Responsible Officer of the Guarantee Trustee, unless such defaults have been cured before the giving of such notice, provided, that, the Guarantee Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Trust Securities.

         (b) The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless a Responsible Officer of the Guarantee Trustee shall have received written notice, or a Responsible Officer of the Guarantee Trustee charged with the administration of the Guarantee shall have obtained actual knowledge, of such Event of Default.

         Section 2.08. Rights of Holders. (a) The Holders of a Majority in liquidation amount of the Trust Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee.

         (b) If the Guarantee Trustee fails to enforce its rights under the Guarantee after a Holder of Trust Securities has made a written request, such Holder of Trust Securities may institute a legal proceeding directly against the Guarantor to enforce the Guarantee Trustee's rights under Article 5 of this Guarantee, without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if the Guarantor has failed to make a Guarantee Payment, a Holder of Trust Securities may directly institute a proceeding in such Holder's own name against the Guarantor for enforcement of Article 5 of this Guarantee for such payment.

         Section 2.09. Conflicting Interests. The Trust Agreement shall be deemed to be specifically described in this Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

         Section 2.10. Guarantee Trustee May File Proofs Of Claims. Upon the occurrence of an Event of Default, the Guarantee Trustee is hereby authorized to (a) recover judgment, in its own name and as a trustee of an express trust, against the Guarantor for the whole amount of any Guarantee Payments remaining unpaid and (b) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have its claims and those of the Holders of the


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Trust Preferred Securities allowed in any judicial proceeding relative to the
Guarantor, its creditors or its property.

                                   ARTICLE 3
                 POWERS, DUTIES AND RIGHTS OF GUARANTEE TRUSTEE

         Section 3.01. Powers, Duties and Rights of Guarantee Trustee. (a) This Guarantee shall be held by the Guarantee Trustee for the benefit of the Holders of the Trust Securities, and the Guarantee Trustee shall not transfer this Guarantee to any Person except a Holder of Trust Securities exercising his or her rights pursuant to Section 2.08(b) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee shall automatically vest in any Successor Guarantee Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

         (b) If an Event of Default actually known to a Responsible Officer of the Guarantee Trustee has occurred and is continuing, the Guarantee Trustee shall enforce this Guarantee for the benefit of the Holders of the Trust Securities.

         (c) The Guarantee Trustee, before the occurrence of any Event of Default and after the curing or waiver of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee, and no implied covenants shall be read into this Guarantee against the Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.06 and is actually known to a Responsible Officer of the Guarantee Trustee), the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

         (d) No provision of this Guarantee shall be construed to relieve the Guarantee Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

                  (i) Prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                           (A) the duties and obligations of the Guarantee
                  Trustee shall be determined solely by the express provisions of this Guarantee, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee, and no implied covenants


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

                  or obligations shall be read into this Guarantee against the Guarantee Trustee; and

                           (B) in the absence of bad faith on the part of the
                  Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

                  (ii) The Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was grossly negligent in ascertaining the pertinent facts upon which such judgment was made;

                  (iii) The Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a Majority in liquidation amount of the Trust Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or the exercise of any trust or power conferred upon the Guarantee Trustee under this Guarantee; and

                  (iv) No provision of this Guarantee shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability, or indemnity, satisfactory to the Guarantee Trustee, against such expense, risk or liability, is not assured to it under the terms of this Guarantee.

         Section 3.02. Certain Rights of Guarantee Trustee. (a) Subject to the provisions of Section 3.01:

                  (i) The Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                  (ii) Any direction or act of the Guarantor contemplated by this Guarantee shall be sufficiently evidenced by an Officers' Certificate.

                  (iii) Whenever, in the administration of this Guarantee, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor.

                  (iv) The Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or registration thereof).

                  (v) The Guarantee Trustee may, at the expense of the Guarantor, consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee from any court of competent jurisdiction.

                  (vi) The Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee such security and indemnity, satisfactory to the Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Guarantee Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided, that nothing contained in this
         Section 3.02(a)(vi) shall be taken to relieve the Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Guarantee.

                  (vii) The Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit but shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

                  (viii) The Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

                  (ix) Any action taken by the Guarantee Trustee or its agents hereunder shall bind the Holders of the Trust Securities, and the signature of the Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Guarantee, both of which shall be conclusively evidenced by the Guarantee Trustee or its agent taking such action.

                  (x) Whenever in the administration of this Guarantee the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (i) may request written instructions from the Holders of a Majority in liquidation amount of the Trust Securities, (ii) may refrain from enforcing such remedy or right or taking such other action until such written instructions are received and (iii) shall be protected in conclusively relying on or acting in accordance with such written instructions.

                  (xi) The Guarantee Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Guarantee.

         (b) No provision of this Guarantee shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty.

         Section 3.03. Not Responsible for Recitals or Issuance of Guarantee. The recitals contained in this Guarantee shall be taken as the statements of the Guarantor, and the Guarantee Trustee does not assume any responsibility for their correctness. The Guarantee Trustee makes no representation as to the validity or sufficiency of this Guarantee.

                                   ARTICLE 4
                               GUARANTEE TRUSTEE

         Section 4.01. Guarantee Trustee; Eligibility. (a) There shall at all times be a Guarantee Trustee which shall:

                  (i) not be an Affiliate of the Guarantor; and

                  (ii) be a corporation organized and doing business under the laws of the United States of America or any State thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this
         Section 4.01(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

         (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.01(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.02(c).

         (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

         Section 4.02. Appointment, Removal and Resignation of Guarantee Trustee. (a) Subject to Section 4.02(b), the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor except during an Event of Default.

         (b) The Guarantee Trustee shall not be removed in accordance with
Section 4.02(a) until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor.

         (c) The Guarantee Trustee appointed to office shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.

         (d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.02 within 60 days after delivery of an instrument of removal or resignation, the Guarantee Trustee resigning or being removed may petition, at the expense of the Guarantor, any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.

         (e) No Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Guarantee Trustee.

         (f) Upon termination of this Guarantee or removal or resignation of the Guarantee Trustee pursuant to this Section 4.02, and before the appointment of any Successor Guarantee Trustee, the Guarantor shall pay to the Guarantee Trustee all amounts to which it is entitled to the date of such termination, removal or resignation.

                                   ARTICLE 5
                                   GUARANTEE

         Section 5.01. Guarantee. The Guarantor irrevocably and unconditionally agrees, subject to the limitations set forth in this Guarantee, to pay in full to each of the Initial Holders and each subsequent Holder from time to time, whether such rights under this Guarantee are asserted by the Guarantee Trustee or directly by any such Holder (without duplication of amounts theretofore paid by the Issuer), if, as and when due, regardless of any defense, right of setoff or counterclaim that the Issuer may have or assert:

                  (i) any accumulated but unpaid Distributions on the Trust Securities, whether declared by the Issuer or deemed declared pursuant to Section 5.02 hereof, plus Additional Amounts thereon, if any;

                  (ii) the $25.00 redemption price per each Trust Security called for redemption by the Issuer, plus an amount equal to any accumulated and unpaid Distributions thereon for the then current Distribution Period through the date of redemption, on the Trust Securities, plus Additional Amounts thereon, if any (the "Redemption Price"); and

                  (iii) the $25.00 liquidation amount per each Trust Security upon any voluntary or involuntary dissolution, liquidation or winding up of the Issuer (other than in connection with the distribution of Company Preferred Securities to the Holders as provided in the Trust Agreement), plus Additional Amounts thereon, if any;

(collectively, the "Guarantee Payments"). All Guarantee Payments shall include interest accrued on such Guarantee Payments, at a rate per annum equal to the stated Distribution rate of the Trust Securities, since the date of the claim asserted under this Guarantee relating to such Guarantee Payments.

         The Guarantor's obligation to make any of the payments listed in (i) through (iii) above may be satisfied either by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

         Section 5.02. Delivery of Guarantor Certificate; Distributions Deemed Declared. (a) As of each Distribution Date with respect to which the Issuer has not paid Distributions in full at the Distribution Rate, the Guarantor shall deliver an Officers' Certificate to the Guarantee Trustee substantially in the form attached as Exhibit A hereto (the "Guarantor Certificate"); provided that failure to deliver the Guarantor Certificate on or prior to any Distribution Date with respect to which the Issuer has not paid Distributions in full at the Distribution Rate, shall not constitute an Event of Default but shall result in Distributions on all the Trust Securities then outstanding being deemed declared in full at the Distribution Rate on such Distribution Date for the purposes of Section 5.01(i) hereof.

         (b) If on any Distribution Date (i) the Issuer has not paid Distributions in full at the Distribution Rate and (ii) (A) the Guarantor or one of its subsidiaries declares or makes a dividend or other payment on its Ordinary Shares that pay dividends annually or (B) the Guarantor or any of its subsidiaries has redeemed, repurchased or otherwise acquired (other than (I) in connection with transactions effected by or for the account of customers of the Guarantor or any of its subsidiaries or in connection with the distribution, trading or market-making in respect of such securities, (II) in connection with the satisfaction by the Guarantor or any of its subsidiaries of its obligations under any employee benefit plans or similar arrangements with or for the benefit of employees, officers, directors or consultants, (III) as a result of a reclassification of the capital stock of the Guarantor or any of its subsidiaries or the exchange or conversion of one class or series of such capital stock for another class or series of such capital stock or (IV) the purchase of fractional interests in shares of the capital stock of the Guarantor or any of its subsidiaries pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged) for any consideration (or moneys have been paid to or made available for a sinking fund or for redemption of any such shares) any Ordinary Shares or any Parity Securities during the twelve month period immediately preceding and including such Distribution Date, then Distributions will be deemed declared in full at the Distribution Rate on such Distribution Date for the purposes of
Section 5.01(i) hereof and for three consecutive Distribution Dates thereafter.

         (c) If on any Distribution Date (i) the Issuer has not paid Distributions in full at the Distribution Rate and (ii) the Guarantor or any of its subsidiaries has declared or made a dividend or other payment in respect of any Ordinary Shares that pay dividends semi-annually during the six month period immediately preceding and including such Distribution Date, then Distributions will be deemed declared in full at the Distribution Rate on such Distribution Date for the purposes of Section 5.01(i) hereof and for the next consecutive Distribution Date thereafter.

         (d) If on any Distribution Date (i) the Issuer has not paid Distributions in full at the Distribution Rate and(ii) the Guarantor or any of its subsidiaries has declared or made a dividend or other payment in respect of any Ordinary Shares that pay dividends quarterly during the three month period immediately preceding and including such Distribution Date, then Distributions will be deemed declared in full at the Distribution Rate on such Distribution Date for the purposes of Section 5.01(i) hereof.

         (e) If on any Distribution Date (i) the Issuer has not paid Distributions in full at the Distribution Rate and (ii) the Guarantor or any of its subsidiaries has declared or made a dividend or other payment in respect of Parity Securities that pay dividends annually during the twelve month period immediately preceding and including such Distribution Date, either in full or at a percentage of a dividend rate stated thereon, as set forth in paragraph 8 of the Guarantor Certificate delivered as of such Distribution Date, then Distributions will be deemed declared in full at the Distribution Rate or pro rata in accordance with Section 5.02(i) hereof, as the case may be, on such Distribution Date for the purposes of Section 5.01(i) hereof and for the three consecutive Distribution Dates thereafter.

         (f) If on any Distribution Date (i) the Issuer has not paid Distributions in full at the Distribution Rate and (ii) the Guarantor or any of its subsidiaries has declared or made a dividend or other payment in respect of the Parity Securities that pay dividends semi-annually during the six month period immediately preceding and including such Distribution Date, either in full or at a percentage of a dividend rate stated thereon, as set forth in paragraph 9 of the Guarantor Certificate delivered as of such Distribution Date, then Distributions will be deemed declared in full at the Distribution Rate or pro rata in accordance with Section 5.02(i) hereof, as the case may be, on such Distribution Date for the purposes of Section 5.01(i) hereof and for the next consecutive Distribution Date thereafter.

         (g) If on any Distribution Date (i) the Issuer has not paid Distributions in full at the Distribution Rate and (ii) the Guarantor or any of its subsidiaries has declared or made a dividend or other payment in respect of the Parity Securities that pay dividends quarterly during the three month period immediately preceding and including such Distribution Date, either in full or at a percentage of a dividend rate stated thereon, as set forth in paragraph 10 of the Guarantor Certificate delivered as of such Distribution Date, then Distributions will be deemed declared in full at the Distribution Rate or pro rata in accordance with

Section 5.02(i) hereof, as the case may be, on such Distribution Date for the purposes of Section 5.01(i) hereof.

         (h) The amount of Distributions declared or deemed declared for purposes of Section 5.01(i) hereof on all the Trust Securities then outstanding with respect to any Distribution Date shall be equal to the greater of (i) the amount of Distributions declared on such Distribution Date by the Trust or (ii) the amount of Distributions deemed declared on such Distribution Date pursuant to subsection (a), (b), (c), (d), (e), (f) or (g) hereof.

         (i) In the event that Distributions are deemed declared on any Distribution Date pursuant to this Section 5.02 pro rata with dividends and other payments on the Parity Securities, such Distributions shall be deemed declared in proportion that the aggregate amount available for payment of dividends on the Trust Securities and the Parity Securities in the fiscal year in which such Distribution Date falls bears to the aggregate full amount of stated dividends on the Trust Securities and the Parity Securities payable in such fiscal year. If Distributions are deemed declared on a pro rata basis, the Guarantor will select, in its sole discretion, the date of the applicable market exchange rate to make the calculations described above.

         Section 5.03. Waiver of Notice and Demand. The Guarantor hereby waives notice of acceptance of this Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands. This Guarantee creates a guarantee of payment and not of collection.

         Section 5.04. Obligations Not Affected. The obligations, covenants, agreements and duties of the Guarantor under this Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

                  (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Trust Securities to be performed or observed by the Issuer;

                  (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, liquidation preference or any other sums payable under the terms of the Trust Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Trust Securities; provided, however, that nothing in this Guarantee shall affect or impair a valid extension;

                  (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Trust Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

                  (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

                  (e) any invalidity of, or defect or deficiency in, the Trust Securities;

                  (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

                  (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.04 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

         There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

         No setoff, counterclaim, reduction or diminution of any obligation, or any defense of any kind or nature that the Guarantor has or may have against any Holder shall be available hereunder to the Guarantor against such Holder to reduce the payments to it under this Guarantee; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim.

         Section 5.05. Action Against Guarantor. The Guarantor waives any right or remedy to require that any action be brought first against the Issuer or any other person or entity before proceeding directly against the Guarantor.

         Section 5.06. Independent Obligations. The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Trust Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.04 hereof.

         Section 5.07. Taxes. All payments in respect of the Guarantee Payments (including interest accrued thereon, if any) by the Guarantor shall be made without withholding or deduction for or on account of any Relevant Tax, unless the withholding or deduction of such Relevant Tax is required by law. In that event, the Guarantor shall pay, as further Guarantee Payments, such additional amounts as may be necessary in order that the net amounts received by a Holder (or a third party on its behalf) after such withholding or deduction will equal the amount which would have been received in respect of the Guarantee Payments (including interest accrued thereon, if any) in the absence of such withholding or deduction ("Guarantee Additional Amounts"), except that no such Guarantee Additional Amounts shall be payable to a Holder (or a third party on its behalf) with respect to any Guarantee Payments (including interest accrued thereon, if any) (i) to the extent that such Relevant Tax is imposed or levied by virtue of such Holder (or the beneficial owner of Trust Securities to which such Guarantee Payments relate) having some connection with the Relevant Jurisdiction, other than being a Holder (or beneficial owner of Trust Securities), (ii) to the extent that such the Relevant Tax is imposed or levied by virtue of such Holder (or beneficial owner) not having made a declaration of non-residence in, or other lack of connection with, the Relevant Jurisdiction or any similar claim for exemption, if the Guarantor or its agent has provided the beneficial owner of such Trust Securities or its nominee with at least 60 days' prior written notice of any opportunity to make such a declaration or claim, or (iii) where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of June 3, 2003 or any law implementing or complying with, or introduced in order to conform to, or substantially similar to such Directive.

         Section 5.08. Article 6:251 of DCC. This Guarantee is a guarantee for the benefit of each Holder from time to time of Trust Securities with respect to each Trust Security held by such Holder. Upon transfer of any Trust Securities to a third party, the previous Holder thereof shall no longer have any rights hereunder with respect to such Trust Securities. The rights under this Guarantee with respect to a Trust Security are not separately transferable from such Trust Security. The Initial Holders, by their execution of this Guarantee, hereby accept the rights under this Guarantee as initial purchasers of the respective number of Trust Securities set forth next to their names in Exhibit B attached hereto with the understanding that such rights shall be transferred by operation of law to any subsequent Holder acquiring a Trust Security from an Initial Holder or from a subsequent Holder. It is specifically intended by the parties hereto that the rights under this Guarantee with respect to a Trust Security shall be transferred by operation of law under
Article 6:251 of the Dutch Civil Code ("DCC") to a subsequent Holder of that Trust Security.

         Section 5.09. Article 6:253 of DCC. It is hereby irrevocably agreed and stipulated, for free ("om niet" in the sense of the article referred to), by way of third party stipulation ("derdenbeding") in the meaning of Article 6:253 of DCC, for the benefit of each Holder (whether present or future) of a Trust Security that, to the extent that any such Holder should not become entitled to the rights under this Guarantee with respect to that Trust Security (whether by operation of Article 6:251 of DCC as referred to in Section 5.08 hereof or otherwise), such Holder shall become a beneficiary of the rights under (and accordingly a party to) this Guarantee as set forth in Article 6:253 of DCC upon having become a Holder of such Trust Security (unless such Holder has rejected such stipulation without delay upon having become aware of it).

                                   ARTICLE 6
                      LIMITATION OF TRANSACTIONS; RANKING

         Section 6.01. Limitation of Transactions. (a) The Guarantor, for so long as any Trust Securities remain outstanding, shall not issue any preferred securities, preferred or preference shares or any securities that qualify as Tier 1 capital for the Guarantor ranking senior on liquidation to its obligations under this Guarantee or give any guarantee in respect of any preferred securities, preferred or preference shares or any securities that qualify as Tier 1 capital for the Guarantor issued by any of its subsidiaries if such guarantee would rank senior to this Guarantee, unless this Guarantee is amended to give the Holders of the Trust Securities such rights and entitlements as are contained in or attached to such other guarantee so that this Guarantee ranks pari passu with such guarantee and pari passu with such preferred securities, preferred or preference shares or any securities that qualify as Tier 1 capital for the Guarantor.

         (b) The Guarantor shall pay all amounts required to be paid pursuant to this Guarantee in respect of any Distributions on the Trust Securities payable in respect of the most recent Distribution Period prior to any dividend or other payment (except dividends in the form of the Ordinary Shares) upon the Ordinary Shares (whether issued directly or by a subsidiary of the Guarantor and entitled to the benefits of a guarantee ranking junior to this Guarantee).

         (c) The Guarantor, for so long as any Trust Securities or Company Preferred Securities remain outstanding, shall maintain, or shall cause the Bank, AANAH or any one or more Qualified Subsidiaries or branches of the Bank (each, a "Potential Securityholder") to maintain, 100% ownership of the Company Common Securities and the Trust Common Securities. The Guarantor may transfer and permit the transfer of the Company Common Securities from one Potential Securityholder to another Potential Securityholder, provided that prior to such transfer it has received an opinion of a nationally recognized law firm experienced in such matters to the effect that (A) the Company will continue to be treated as a partnership for United States federal income tax purposes and such transfer will not cause the Company to be classified as an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes, (B) such transfer will not cause the Company or the Trust to be required to register under the 1940 Act and (C) such transfer will not adversely affect the limited liability of the Holders of the Company Preferred Securities.

         (d) The Guarantor for so long as any Trust Securities or Company Preferred Securities remain outstanding, (i) shall cause the Trust to remain a statutory trust and not to voluntarily dissolve, wind up, liquidate or be terminated, except as permitted by the Trust Agreement, (ii) shall use its commercially reasonable efforts to ensure that the Trust will not be classified as other than a grantor trust for United States federal income tax purposes, and (iii) shall cause the Company to remain a limited liability company, and
(iv) shall use its commercially reasonable efforts to ensure that the Company will not be an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

         (e) The Guarantor, for so long as any of the Trust Securities are outstanding, shall not permit, or take any action to cause, the dissolution, liquidation, termination or winding up of the Trust, unless a Trust Special Redemption Event occurs or the Guarantor is itself in liquidation and the approval of the Dutch Central Bank, if then required, to such action has been received.

         (f) If the Company Preferred Securities are distributed to Holders of Trust Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Trust, the Guarantor shall use its commercially reasonable best efforts to cause the Company Preferred Securities to be listed on the New York Stock Exchange, Euronext or on such other national securities exchange or similar organization as the Trust Preferred Securities are then listed or quoted on.

         Section 6.02. Ranking. This Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to indebtedness of the Guarantor (other than any guarantee or contractual right expressed to rank pari passu with or junior to this Guarantee), (ii) pari passu with the Guarantor's obligations under the Parity Guarantees, including, without limitation, (A) the Trust Securities Guarantee Agreement dated as of August 17, 1998, among the Guarantor, the Initial Holders (as defined therein) of the 7 1/2% Noncumulative Guaranteed Trust Preferred Securities and the 7 1/2% Trust Common Securities of ABN AMRO Capital Funding Trust I, and The Bank of New York, as guarantee trustee, (B) the Class B Preferred Securities Guarantee Agreement dated as of August 17, 1998 among the Guarantor, ABN AMRO Capital Funding Trust I, as initial holder of the 7 1/2% Noncumulative Guaranteed Class B Preferred Securities of ABN AMRO Capital Funding LLC I, and The Bank of New York, as guarantee trustee, (C) the Contingent Guarantee Agreement dated as of August 17, 1998 among the Guarantor, ABN AMRO Capital Funding LLC I and The Bank of New York, as guarantee trustee,
(D) the Trust Securities Guarantee Agreement dated as of April 1, 1999, among the Guarantor, the Initial Holders (as defined therein) of the 7 1/8% Noncumulative Guaranteed Trust Preferred Securities and the 7 1/8% Trust Common Securities of

ABN AMRO Capital Funding Trust II, and The Bank of New York, as guarantee trustee, (E) the Class B Preferred Securities Guarantee Agreement dated as of April 1, 1999 among the Guarantor, ABN AMRO Capital Funding Trust II, as initial holder of the 7 1/8% Noncumulative Guaranteed Class B Preferred Securities of ABN AMRO Capital Funding LLC II, and The Bank of New York, as guarantee trustee, (F) the Contingent Guarantee Agreement dated as of April 1, 1999 among the Guarantor, ABN AMRO Capital Funding LLC II and The Bank of New York, as guarantee trustee, (G) the Trust Securities Guarantee Agreement dated as of July 3, 2003, among the Guarantor, the Initial Holders (as defined therein) of the 5.90% Non-cumulative Guaranteed Trust Preferred Securities and the 5.90% Trust Common Securities of ABN AMRO Capital Funding Trust V, and BNY Midwest Trust Company, as guarantee trustee, (H) the Company Preferred Securities Guarantee Agreement dated as of July 3, 2003 among the Guarantor, BNY Midwest Trust Company, in its capacity as property trustee pursuant to the Trust Agreement (as defined therein), as initial holder of the 5.90% Non-cumulative Guaranteed LLC Preferred Securities of ABN AMRO Capital Funding LLC V, and BNY Midwest Trust Company, as guarantee trustee, and (I) the Contingent Guarantee Agreement dated as of July 3, 2003 among the Guarantor, ABN AMRO Capital Funding LLC V and BNY Midwest Trust Company, as guarantee trustee, and (iii) senior to the Ordinary Shares. Any guarantee given hereafter by the Guarantor with respect to preferred securities issued by a subsidiary of the Guarantor and treated as Tier 1 regulatory capital by the Guarantor that is silent as to seniority will rank pari passu with this Guarantee.

                                   ARTICLE 7
                                  TERMINATION

         Section 7.01. Termination. This Guarantee shall terminate upon, and be of no further force and effect from the earlier of (i) full payment of the Redemption Price of all Trust Securities or purchase and cancellation of all Trust Securities, (ii) upon the distribution of the Company Preferred Securities to the Holders of all of the Trust Securities or (iii) upon full payment of the $25.00 liquidation amount, plus any accumulated and unpaid Distributions thereon, plus Additional Amounts thereon, if any, as payable upon liquidation of the Issuer. Notwithstanding the foregoing, this Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Trust Securities must restore payment of any sums paid under the Trust Securities or under this Guarantee for any reason whatsoever.

                                   ARTICLE 8
                                INDEMNIFICATION

         Section 8.01. Exculpation. (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, expense, liability, damage or claim incurred by reason of any act performed or omitted by such Indemnified Person in good faith in accordance with this Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence or willful misconduct with respect to such acts or omissions.

         (b) An Indemnified Person shall be fully protected in conclusively relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Trust Securities might properly be paid.

         Section 8.02. Indemnification. The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any and all loss, liability, damage, claim or expense (including taxes other than taxes based on the income of any such Indemnified Person) incurred without gross negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 8.02 shall survive the termination of this Guarantee or the earlier resignation or removal of the Guarantee Trustee.

                                   ARTICLE 9
                                 MISCELLANEOUS

         Section 9.01. Successors and Assigns. All guarantees and agreements contained in this Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Trust Securities then outstanding.

         Section 9.02. Amendments. Except for those changes (i) required under
Section 6.01(a) above or (ii) provided for in the two penultimate sentences of this paragraph, this

Guarantee may be modified by the Guarantor and the Guarantee Trustee only with the prior approval of the Holders of not less than 66-2/3% in liquidation amount of the Trust Securities (excluding any Trust Securities held by the Guarantor or any of its Affiliates, other than Trust Securities purchased or acquired by the Guarantor or its Affiliates in connection with transactions effected by or for the account of customers of the Guarantor or any of its Affiliates in connection with the distribution or trading of or market-making in connection with such securities and except that persons (other than Affiliates of the Guarantor) to whom the Guarantor or any of its Affiliates have pledged Trust Securities may vote or convert with respect to such pledged securities pursuant to the terms of such pledge). This Guarantee may be amended without the consent of the Holders of the Trust Securities to (i) cure any ambiguity, (ii) correct or supplement any provision in this Guarantee that may be defective or inconsistent with any other provision of this Guarantee, (iii) add to the covenants, restrictions or obligations of the Guarantor, (iv) conform to any change in the 1940 Act, the Trust Indenture Act or the rules or regulations of either such Act and (v) modify, eliminate and add to any provision of this Guarantee to such extent as may be necessary or desirable; provided that no such amendment shall have a material adverse effect on the rights, preferences or privileges of the Holders of the Trust Securities. Sections 5.01, 5.02, 5.07 and the form of Exhibit A hereto may not be amended without the prior approval of the Holders of 100% in liquidation amount of the Trust Securities. The provisions of Section 13.02 of the Trust Agreement with respect to meetings of Holders of the Trust Securities apply to the giving of such approval. Any amendment hereof in accordance with this Section 9.02 shall be binding on all the Holders.

         Section 9.03. Judgment Currency Indemnity. (a) If, for the purposes of obtaining judgment in any court, it is necessary to convert an amount due from the Guarantor under any provision of this Guarantee to a currency other than U.S. Dollars, the parties agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Guarantee Trustee could purchase such other currency with U.S. Dollars at its New York office on the second Business Day preceding the day on which final judgment is given.

         (b) The obligations of the Guarantor in respect of any amount due to the Guarantee Trustee or any Holders under this Agreement shall, notwithstanding any judgment in a currency other than U.S. Dollars, be discharged only to the extent that on the Business Day following receipt by the Guarantee Trustee or such Holders, as the case may be, of any amount adjudged to be so due in such other currency the Guarantee Trustee or such Holders, as the case may be, may in accordance with normal banking procedures purchase U.S. Dollars with such other currency.

         (c) If the amount of U.S. Dollars so purchased is less than the amount originally due to the Guarantee Trustee or such Holders, as the case may be, in U.S. Dollars, the Guarantor agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify the Guarantee Trustee or such Holders, as the case may be, against such loss.

         (d) If the amount of Dollars so purchased exceeds the amount originally due to the Guarantee Trustee or such Holders, as the case may be, in U.S. Dollars, agree to remit any remaining amount to the Guarantor.

         Section 9.04. Assignment of the Guarantor. The Guarantor will not assign its obligations under the Guarantee, except in the case of a merger, consolidation or a sale of substantially all of its assets, where the Guarantor is not the surviving entity.

         Section 9.05. Notices. All notices provided for in this Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, as follows:

                  (a) If given to the Guarantee Trustee, at the Guarantee Trustee's mailing address set forth below:

                           BNY Midwest Trust Company
                           2 North LaSalle Street
                           Suite 1020
                           Chicago, Illinois 60602
                           Facsimile:  (312) 827-8542
                           Attention:  Corporate Finance Group

                  (b) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders of the Trust Securities):

                           ABN AMRO Holding N.V.
                           Gustav Mahlerlaan 10
                           1082 PP Amsterdam
                           The Netherlands
                           Fax: +31 20 383 48 30
                           Attention: Group Asset and Liability Management

                  (c) If given to any Holder of Trust Securities, at the address set forth on the books and records of the Issuer.

         All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

         Section 9.06. Governing Law. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE NETHERLANDS, EXCEPT THAT ARTICLES 2, 3 AND 4, AND THE DEFINITIONS OF TERMS AS USED THEREIN, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

         Section 9.07. Jurisdiction. Any claim or proceeding brought by the Guarantee Trustee on behalf of Holders or a Holder to enforce the obligations of the Guarantor hereunder shall be brought in a court of competent jurisdiction in Amsterdam, The Netherlands. Any claim or proceeding relating to the application of Articles 2, 3 and 4, and the definitions of terms as used therein, including, without limitation, any claims, counter-claims and cross-claims asserted against the Guarantee Trustee in connection therewith, shall be brought in a court of competent jurisdiction in the State of New York.

         THIS GUARANTEE is executed as of the day and year first above written.


                                                    ABN AMRO HOLDING N.V.,
                                                         as Guarantor

                                                    By:
                                                        ------------------------
                                                        Name:
                                                        Title:


                                                    By: ------------------------

                                                        Name:
                                                        Title:



BNY MIDWEST TRUST COMPANY,
     as Guarantee Trustee

By:
    --------------------------------------------
    Name:
    Title:


ABN AMRO NORTH AMERICA HOLDING COMPANY
     as Holder of the Trust Common
     Securities

By:
    --------------------------------------------
    Name:
    Title:

ABN AMRO INCORPORATED
ABN AMRO FINANCIAL SERVICES, INC.


Acting severally on behalf of themselves and the several Initial Holders named in the Exhibit B hereto.


By:  ABN AMRO Incorporated


By:
     -------------------------------------------
     Name:
     Title:

                                                                       EXHIBIT A


                             ABN AMRO HOLDING N.V.

                             OFFICERS' CERTIFICATE

         [March 31], [June 30], [September 30], [December 31],(1) __________

         The undersigned, [name of Authorized Officer], [title of Authorized Officer], and [name of Authorized Officer], [title of Authorized Officer], of ABN AMRO Holding N.V., a public limited liability company incorporated under the laws of The Netherlands (the "Company"), pursuant to Section 5.02 of the Guarantee Agreement dated as of September 30, 2003 (the "Guarantee"), executed and delivered by the Company, as guarantor, ABN AMRO North America Holding Company, ABN AMRO Incorporated and ABN AMRO Financial Services, Inc., on behalf of themselves and the other underwriters listed on Exhibit B thereof, and BNY Midwest Trust Company, as guarantee trustee, for the benefit of the holders from time to time of the 6.25% Non-cumulative Guaranteed Trust Preferred Securities (the "Trust Preferred Securities") and the 6.25% Trust Common Securities (the "Trust Common Securities" and together with the Trust Preferred Securities, the "Trust Securities") of ABN AMRO Capital Funding Trust VI, do hereby certify as of the date hereof on behalf of the Company as follows (capitalized terms used herein without definitions have the meanings assigned to them in the Guarantee):

         1. We have read and are familiar with the provisions of the Guarantee (including, without limitation, Section 5.02 thereof) and all definitions therein.

         2. We have reviewed all corporate documents necessary to state the facts contained herein and are duly authorized to certify to those facts.

         3. In our opinion, we have made such examination or investigation as is necessary to enable us to express an informed opinion as to the facts certified herein.

         4. [Neither][Either]1 the Company [nor][or]1 any of its subsidiaries
(A) has declared or made a dividend or other payment on its Ordinary Shares that pay dividends annually or (B) has redeemed, repurchased or otherwise acquired (other than (I) in connection with transactions effected by or for the account of customers of the Guarantor or any of its subsidiaries or in connection with the distribution, trading or market-making in respect of such securities, (II) in connection with the satisfaction by the Guarantor or any of its subsidiaries of its obligations under any employee benefit plans or similar arrangements with or for the benefit of employees, officers, directors or consultants, (III) as a result of a

-------------------------
     1 Delete, if not applicable.

reclassification of the capital stock of the Guarantor or any of its subsidiaries or the exchange or conversion of one class or series of such capital stock for another class or series of such capital stock or (IV) the purchase of fractional interests in shares of the capital stock of the Guarantor or any of its subsidiaries pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged) for any consideration (and moneys [have][have not]3 been paid to or made available for a sinking fund or for redemption of any such shares) any Ordinary Shares or any Parity Securities during the twelve month period immediately preceding and including the date hereof.

         5. [Neither][Either](2) the Company [nor][or](2) any of its subsidiaries has declared or made a dividend or other payment in respect of the Ordinary Shares that pay dividends semi-annually, if any, during the six month period immediately preceding and including the date hereof.

         6. [Neither][Either](2) the Company [nor][or](2) any of its subsidiaries has declared or made a dividend or other payment in respect of the Ordinary Shares that pay dividends quarterly, if any, during the three month period immediately preceding and including the date hereof.

         7. (a) [Neither][Either](2) the Company [nor][or](2) any of its subsidiaries has declared or made a dividend or other payment in respect of the Parity Securities that pay dividends annually, if any, during the twelve month period immediately preceding and including the date hereof.

         (b) A dividend or other payment in respect of the Parity Securities that pay dividends annually, if any, was declared or made [in full](2) [at __% of the stated dividend rate for such Parity Securities].(3)

         8. (a) [Neither][Either](2) the Company [nor][or](2) any of its subsidiaries has declared or made a dividend or other payment in respect of its Parity Securities that pay dividends semi-annually, if any, during the six month period immediately preceding and including the date hereof.

         (b) A dividend or other payment in respect of the Parity Securities that pay dividends semi-annually, if any, was declared or made [in full](4) [at __% of the stated dividend rate for such Parity Securities].(5)

-------------------------
         2 Delete, if not applicable.

         3 To be filled in only if a dividend or other payment was declared or made on the Parity Securities that pay dividends annually.

         4 Delete, if not applicable.

         5 To be filled in only if a dividend or other payment was declared or made on the Parity Securities that pay dividends semiannually.

         9. (a)[Neither][Either](6) the Company [nor][or](5) any of its subsidiaries has declared or made a dividend or other payment in respect of the Parity Securities that pay dividends quarterly, if any, during the three month period immediately preceding and including the date hereof.

         (b) A dividend or other payment in respect of the Parity Securities that pay dividends quarterly, if any, was declared or made [in full](5) [at __% of the stated dividend rate for such Parity Securities.](5)


         IN WITNESS WHEREOF, the undersigned have duly executed as of the date first set forth above.

                                                    ABN AMRO HOLDING N.V.

                                                    By:
                                                        ------------------------
                                                        Name:
                                                        Title:


                                                    By:
                                                         ----------------------
                                                         Name:
                                                         Title:



-------------------------
         6 Delete, if not applicable.

                                                                       EXHIBIT B

                                INITIAL HOLDERS


--------------------------------------------------------------------------------
                                                                Number of Trust
                                                                   Preferred
Name of Underwriter                                                Securities
--------------------------------------------------------------------------------
ABN AMRO Incorporated                                               2,000,000
--------------------------------------------------------------------------------
ABN AMRO Financial Services, Inc.                                   4,809,000
--------------------------------------------------------------------------------
Banc of America Securities LLC                                        238,200
--------------------------------------------------------------------------------
Charles Schwab & Co., Inc.                                            238,200
--------------------------------------------------------------------------------
Raymond James & Associates, Inc.                                      238,200
--------------------------------------------------------------------------------
U.S. Bancorp Piper Jaffray Inc.                                       238,200
--------------------------------------------------------------------------------
Wells Fargo Securities, LLC                                           238,200
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Total                                                               8,000,000
--------------------------------------------------------------------------------




                                      B-1